FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 3, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                     0-23532                 88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
       of Incorporation)                                    Identification No.)

              9050 Pines Blvd., Suite 255, Pembroke Pines, FL 33024
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 954-241-0590


          Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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1.01 Entry into Definitive Material Agreement


GlobeTel Communications Corp. entered into an agreement to sell substantially all of the assets related to its stored value card division that was also known as the Magic Money program, to Gotham Financial LLC. Under terms of the agreement, Gotham acquired substantially all of the assets, which include the stored value program, financial processing switch and contracts, and assumed the liabilities associated with the program including certain employees and leased office space.

The agreement calls for the payment, over a 3 to 6 year period, of up to $4 million. The length of the payment period depends upon Gotham making certain minimum payments. Payments to GlobeTel will be based on the successful rollout of the platform by Gotham and on user fees following a formula that considers the total number of transactions on a Stored Value card and use of the card at any ATM, POS or other transaction, under closed and committed contracts GlobeTel had at the time of sale, and the number of transactions utilizing the Financial Processing Switch.

The agreement also gives GlobeTel the right to the most favorable pricing if it decides in the future to utilize the services to be provided by Gotham.

9.01 Financial Statements and Exhibits


(c) Exhibits

10.1 Agreement between GlobeTel Communications Corp. and Gotham Financial LLC


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signedon its behalf by the undersigned hereunto duly authorized.

                                    GLOBETEL COMMUNICAITONS CORP.
                                    (Registrant)



          Date: November 10, 2006   /s/ Peter Khoury
                                    ------------------------------------
                                        Peter Khoury,
                                        Chief Executive Officer